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                                                                    EXHIBIT 99.1
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                                      PROXY

                           SEAGULL ENERGY CORPORATION

               SPECIAL MEETING OF SHAREHOLDERS -- OCTOBER 3, 1996

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


          The undersigned hereby appoints Barry J. Galt and John W. Elias, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Seagull Energy Corporation (the "Company"), held of record by the undersigned on August 30, 1996, at the Special Meeting of Shareholders to be held October 3, 1996, or any adjournment(s) or postponement(s) thereof. In connection with the solicitation of this proxy, the Company has distributed a Joint Proxy Statement/Prospectus dated September 3, 1996 (the "Joint Proxy Statement/Prospectus").



          The undersigned hereby revokes any proxy to vote shares held by the undersigned heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND FOR ALL NOMINEES LISTED IN PROPOSAL 2.


          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          I plan to attend the meeting (Please check if yes) / /

          This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.


            (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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                                                                  SEE REVERSE
                                                                      SIDE
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      1. Approval of the issuance of shares of Common Stock of Seagull
         Energy Corporation pursuant to the Agreement and Plan of Merger dated as of July 22, 1996 described in the Joint Proxy
         Statement/Prospectus.


For / /                 Against / /               Abstain / /


      2. Election of three directors for the terms described in the Joint Proxy Statement/Prospectus subject to the consummation of the Merger described therein:



         Nominees -- Sidney R. Petersen, Robert F. Vagt and R. A. Walker


/ / For       / / Withhold Authority    / / ---------------------------------
                                         For all nominees except as noted above

      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.


      / / Mark here for address change and note below

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.


Signature:_______________________________________ Date: __________________, 1996

Signature:_______________________________________ Date: __________________, 1996
                 (If held jointly)

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